UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2008

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01            Entry into a Material Definitive Agreement

On December 19, 2008, Helicos BioSciences Corporation (“Helicos” or the “Company”) announced that it has entered into a securities purchase agreement with certain investors pursuant to which it has agreed to sell a total of 42,753,869 units (the “Units”), each Unit consisting of (i) one share of common stock (collectively, the “Shares”) and (ii) one warrant (collectively, the “Warrants”) to purchase 0.6 shares of common stock at an exercise price of $0.45 per share, for a purchase price of $0.435 per unit (representing the closing bid price plus an additional amount for the warrants) (the “Offering”). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The Warrants will have a five year term and will be exercisable immediately following the closing of the transaction. The closing of the transaction is expected to occur on or about December 23, 2008, subject to the satisfaction of customary closing conditions.

Under NASDAQ Marketplace Rule 4350(i)(1)(B), stockholder approval is required for issuances of securities that will result in a change of control of the issuer.  In order to comply with Rule 4350(i)(1)(B), until the offering has been approved by the stockholders, the Warrants prohibit holders from exercising such Warrant for any number of shares which would cause that holder to hold more than 19.9% of Helicos’ common stock following the exercise. Helicos expects to seek approval of the offering at its next annual meeting of stockholders.

In connection with the Offering, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the investors.  The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the Shares and the shares issuable upon exercise of the Warrants (the “Warrant Shares”), up to the maximum number of shares able to be registered pursuant to applicable Securities and Exchange Commission (“SEC”) regulations, within 30 days of the closing of the Offering.  If any Shares or Warrant Shares are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all the Shares and Warrant Shares have been registered.  Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions.  A cash penalty at the rate of 2% per month will be triggered for any filing or effectiveness failures or if, at any time after six months following the closing of the Offering, the Company ceases to be current in its periodic reports with the SEC. The aggregate penalty accrued with respect to each investor may not exceed 12% of the original purchase price paid by that investor.

The foregoing description of each of the securities purchase agreement, the Registration Rights Agreement and the form of warrant is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2 and 4.1 to this Current Report, respectively, and are incorporated herein by reference.  The press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02                Unregistered Sales of Equity Securities

The disclosure in Item 1.01 is incorporated herein by reference thereto.  The securities were offered pursuant to the exemptions from registration set forth in section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, between Helicos and each of the Purchasers identified therein, dated December 19, 2008

10.2	Registration Rights Agreement, between Helicos and each of the Holders identified therein, dated December 19, 2008

99.1	Press Release, dated December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stephen P. Hall
Date: December 22, 2008	Name: Stephen P. Hall
Title: Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, between Helicos and each of the Purchasers identified therein, dated December 19, 2008

10.2	Registration Rights Agreement, between Helicos and each of the Holders identified therein, dated December 19, 2008

99.1	Press Release, dated December 19, 2008